Boise Cascade Investor Relations	Exhibit 99.1
1111 West Jefferson Street PO Box 50 Boise, ID 83728
T 208 384 7990 F 208 384 7332

News Release

Media Contacts	Investor Relations Contact
Mike Moser	Rob McNutt
Office 208 384 6016 Cell 208 867 4346	Office 208 384 7023

For Immediate Release:  March 1, 2007

BOISE ANNOUNCES 2006 FINANCIAL RESULTS

BOISE, Idaho – Boise Cascade Holdings, LLC today reported net income of $71.6 million (including $3.7 million of income for special items) for 2006, compared with net income of $121.4 million (including $22.0 million of expense for special items) for 2005.  Income from operations for 2006 was $183.4 million, compared to $272.7 million in 2005.  Boise also reported net income for the fourth quarter 2006 of $3.1 million, compared to $42.6 million for the same period in 2005.  Income from operations for the fourth quarter 2006 was $29.8 million, compared with $34.2 million for the same period in 2005.

“In 2006, we had a cyclical shift in our markets with improved paper markets but an unprecedented contraction in building materials,” said Tom Stephens, chairman and chief executive officer.  “We did continue to reinvest to grow the value of our company through several projects.  We launched a project to give the number three paper machine at our mill in Wallula, Washington, the capability to produce label and release grades; we broke ground for a new Building Materials Distribution center in Milton, Florida; and we increased our containerboard integration by purchasing converting capacity.  Our Building Materials Distribution and Wood Products businesses weathered the sharp downturn in the housing market during the second half of the year relatively well, due to our product mix and the right reaction to a falling market by the organization operating those businesses.  At the same time, we continued our fundamental strategy of optimizing cash flow and paying down debt.”

-more-

FINANCIAL HIGHLIGHTS

($ in millions)

				Year Ended December 31
	4Q 2006	4Q 2005	3Q 2006	2006	2005
Sales	$1,269.5	$1,424.3	$1,480.3	$5,779.9	$5,907.4
Income from operations	$29.8	$34.2	$63.1	$183.4	$272.7
Net income	$3.1	$42.6	$34.9	$71.6	$121.4
EBITDA (a)	$69.4	$67.3	$102.3	$339.1	$401.2

Special items included in net income and EBITDA:

Gain for changes in retiree healthcare	$—	$9.9	$—	$3.7	$9.9
Write-off of costs in connection with cancelled IPO	—	—	—	—	(3.6)
Increase in EBITDA	—	9.9	—	3.7	6.3

Additional special items included in net income but not included in EBITDA:

Change in fair value of interest rate swaps	—	—	—	—	9.9
Write-off of deferred financing costs	—	—	—	—	(43.0)
Net tax benefit of rescinding C corporation status	—	37.3	—	—	4.8
	—	37.3	—	—	(28.3)
Increase (decrease) in net income	$—	$47.2	$—	$3.7	$(22.0)

(a)  For reconciliation of net income to EBITDA, see “Segment Information” in the financial section.

At December 31, 2006, our net debt was $1.2 billion. The aggregate leveraged buyout debt at October 29, 2004, was $3.2 billion, including $1.2 billion of debt incurred by Boise Land & Timber Corp., which was repaid in February 2005. Net debt includes long- and short-term debt owed to third parties, less cash and cash equivalents.

Sales

Sales for the year 2006 were $5.8 billion, compared to $5.9 billion in 2005.  Year-over-year sales were lower in both the Building Materials Distribution and Wood Products segments due primarily to the slowdown in the housing market, which contributed to lower commodity sales prices and lower engineered wood products (EWP) sales volumes from our Wood Products segment.  Sales increased in our Paper segment due primarily to increases in prices for both commodity and specialty & premium paper grades.  The increase in Packaging & Newsprint segment sales was driven primarily by the acquisition of Central Texas Corrugated (CTC) in February 2006, coupled with higher prices, which was offset, in part, by the adoption of Emerging Issues Task Force (EITF) 04-13, which changed our accounting for containerboard trade sales.  Had EITF 04-13 been in effect in 2005, it would have reduced sales $76.1 million and would have reduced material, labor, and other operating expenses by about the same amount.

Fourth quarter 2006 sales were $1.3 billion, compared to $1.4 billion for the same period of 2005. Comparing the fourth quarter 2006 to the same period of 2005, Building Materials Distribution segment sales decreased 16% due to lower sales volumes and lower commodity sales prices.  Wood Products segment sales were down 23% due primarily to lower plywood prices, coupled with lower sales volumes of laminated veneer lumber (LVL), I-joists, and plywood, which were down 19%, 28%, and 7%, respectively.  Paper segment sales were up 3% over the same period in 2005 due to higher sales prices, offset in part, by lower sales volumes.  Packaging & Newsprint segment sales increased 2% due to the acquisition of CTC and higher sales prices, offset in part, by the impact of EITF 04-13.

Income From Operations

Income from operations decreased 33% in 2006 to $183.4 million from $272.7 million in 2005.  Segment income decreased in both Building Materials Distribution and Wood Products driven by softer housing markets, and segment income increased in both Paper and Packaging & Newsprint as sales prices rose in those businesses.

Comparing fourth quarter 2006 with fourth quarter 2005, segment income in Building Materials Distribution decreased $8.0 million, from $20.1 million in 2005 to $12.1 million, due primarily to lower sales volumes and lower commodity sales prices.  Segment income in Wood Products decreased $24.6 million, from $20.2 million of income in 2005 to a loss of $4.4 million, due primarily to lower plywood sales prices, coupled with lower engineered wood products and plywood sales volumes and higher per-unit conversion costs, offset in part, by lower wood costs.  Paper segment income increased $26.2 million from a loss of $7.9 million in 2005 to $18.3 million of income in 2006, due to higher sales prices and lower energy costs, offset in part, by higher fiber and chemical costs as well as higher manufacturing costs.  During the fourth quarter 2006, our pulp sales volumes were 15,000 tons lower than in the same quarter of 2005.  We elected to reduce pulp production at our mill in St. Helens, Oregon, because of difficulty sourcing an adequate volume of wood chips at acceptable prices.  Packaging & Newsprint segment income increased $10.6 million, from $3.0 million a year ago to $13.6 million, due primarily to increased prices for linerboard.  These improvements were offset, in part, by higher fiber and manufacturing costs.

About Boise Cascade

Boise, headquartered in Boise, Idaho, manufactures engineered wood products, plywood, lumber, and particleboard and distributes a broad line of building materials, including wood products manufactured by the company.  Boise also manufactures a wide range of specialty and premium papers, including imaging papers for the office and home and papers for pressure-sensitive applications, as well as printing and converting papers, containerboard and corrugated boxes, newsprint, and market pulp.  Visit Boise’s website at www.bc.com.

Webcast and Conference Call

Boise will host an audiovisual webcast and conference call on March 1, 2007, at 11:00 am Eastern, during which we will review the company’s recent performance.  You can join the webcast through the Boise website.  Go to http://www.bc.com and click on Investor Relations to find the link to the webcast.  Please go to the website at least 15 minutes before the start of the webcast to register and to download and install any necessary audio software.  To join the conference call, dial (800) 374-0165 (international callers should dial (706) 634-0995) at least 10 minutes before the start of the call.  The archived webcast will be available in the News & Events section of Boise’s website until March 28, 2007.

Forward-Looking Statements

This news release may contain statements that are “forward looking” with Private Securities Litigation Reform Act of 1995.  These statements speak only as of the date of this press release.  While they are based on the current expectations and beliefs of management, they are subject to a number of uncertainties and assumptions that could cause actual results to differ from the expectations expressed in this release.

Boise Cascade Holdings, L.L.C.
Consolidated Statements of Income

(unaudited, in thousands)

	Three Months Ended
	December 31			September 30,
	2006	2005		2006
Sales
Trade	$1,118,483	$1,287,700		$1,332,187
Related parties	150,984	136,565		148,159
	1,269,467	1,424,265		1,480,346
Costs and expenses
Materials, labor, and other operating expenses	1,103,276	1,276,281		1,286,763
Depreciation, amortization, and depletion	40,921	33,433		39,274
Selling and distribution expenses	69,397	68,125		71,555
General and administrative expenses	21,019	21,631		19,725
Other (income) expense, net	5,086	(9,440	) (a)	(105)
	1,239,699	1,390,030		1,417,212

Income from operations	29,768	34,235		63,134

Foreign exchange loss	(1,249)	(338)		(89)
Interest expense	(25,218)	(28,845)		(28,400)
Interest income	1,334	1,240		909
	(25,133)	(27,943)		(27,580)

Income before income taxes	4,635	6,292		35,554
Income tax (provision) benefit (b)	(1,492)	36,331		(616)
Net income	$3,143	$42,623		$34,938

Segment Information

(unaudited, in thousands)

	Three Months Ended
	December 31			September 30,
	2006	2005		2006
Segment sales
Building Materials Distribution	$599,119	$717,424		$756,608
Wood Products	229,447	298,410		299,131
Paper	369,170	357,098		373,458
Packaging & Newsprint	190,144	186,501		206,797
Intersegment eliminations and other	(118,413)	(135,168)		(155,648)
	$1,269,467	$1,424,265		$1,480,346
Segment income (loss)
Building Materials Distribution	$12,088	$20,076		$19,354
Wood Products	(4,388)	20,205		5,606
Paper	18,313	(7,883)		30,822
Packaging & Newsprint	13,573	2,978		15,523
Corporate and Other	(11,067)	(1,479	) (a)	(8,260)
	28,519	33,897		63,045
Interest expense	(25,218)	(28,845)		(28,400)
Interest income	1,334	1,240		909
Income before income taxes	$4,635	$6,292		$35,554

EBITDA (h)
Building Materials Distribution	$14,201	$22,457		$21,720
Wood Products	3,183	26,395		12,671
Paper	34,863	5,965		46,533
Packaging & Newsprint	26,861	12,476		28,293
Corporate and Other	(9,668)	37	(a)	(6,898)
	$69,440	$67,330		$102,319

Boise Cascade Holdings, L.L.C.
Consolidated Statements of Income
(in thousands)

	Year Ended December 31
	2006		2005
Sales
Trade	$5,203,952		$5,345,106
Related parties	575,913		562,338
	5,779,865		5,907,444
Costs and expenses
Materials, labor, and other operating expenses	5,063,041		5,155,112
Fiber costs from related parties	—		17,609
Depreciation, amortization, and depletion	155,311		128,826
Selling and distribution expenses	283,636		264,072
General and administrative expenses	88,364		74,732
Other (income) expense, net	6,089	(c) (d)	(5,592	) (a) (e)
	5,596,441		5,634,759

Income from operations	183,424		272,685

Foreign exchange gain (loss)	401		(340)
Change in fair value of interest rate swaps	—		9,886	(f)
Interest expense	(112,404)		(166,344	) (g)
Interest income	3,781		3,391
	(108,222)		(153,407)

Income before income taxes	75,202		119,278
Income tax (provision) benefit (b)	(3,631)		2,089
Net income	$71,571		$121,367

Segment Information

(in thousands)

	Year Ended December 31
	2006		2005
Segment sales
Building Materials Distribution	$2,950,273		$3,052,316
Wood Products	1,155,873		1,294,390
Paper	1,494,687		1,417,813
Packaging & Newsprint	766,537		731,559
Intersegment eliminations and other	(587,505)		(588,634)
	$5,779,865		$5,907,444

Segment income (loss)
Building Materials Distribution	$75,343		$99,917
Wood Products	37,231	(d)	119,356
Paper	63,080		58,570
Packaging & Newsprint	45,259		23,840
Corporate and Other	(37,088	) (c) (d)	(29,338	) (a) (e)
	183,825		272,345

Change in fair value of interest rate swaps	—		9,886	(f)
Interest expense	(112,404)		(166,344	) (g)
Interest income	3,781		3,391
Income before income taxes	$75,202		$119,278

EBITDA (h)
Building Materials Distribution	$84,574		$108,983
Wood Products	64,854	(d)	142,397
Paper	125,411		112,602
Packaging & Newsprint	96,074		61,018
Corporate and Other	(31,777	) (c) (d)	(23,829	) (a) (e)
	$339,136		$401,171

Summary Notes to Consolidated Statements of Income and Segment Information

The Consolidated Statements of Income, Consolidated Balance Sheets, Consolidated Statements of Cash Flows, and Segment Information do not include all Notes to Consolidated Financial Statements and should be read in conjunction with the company’s 2006 Annual Report on Form 10-K.  The 2006 Annual Report on Form 10-K will be available in March 2007. Net income for all periods presented involved estimates and accruals.

(a)          Includes a $9.9 million gain for changes to our retiree healthcare programs.

(b)         In May 2005, we converted to a C corporation from a limited liability company and in December 2005, we rescinded our conversion to a C corporation.  The three months ended December 31, 2005, includes a $37.3 million net tax benefit recorded as a result of rescinding our C corporation status, which was partially offset by income tax expense recognized by our taxable subsidiaries.

Except for our separate subsidiaries that are taxed as corporations, tax expenses and benefits related to the three months ended September 30, 2006, and December 31, 2006, and the years ended December 31, 2006 and 2005, were recognized by the members of the limited liability company.

During the period we were a C corporation, we recorded approximately $4.8 million of deferred tax liabilities related to our cash flow hedges, with the offset to other comprehensive income in our Consolidated Balance Sheet.  As described above, in connection with converting back to a limited liability company, we reversed the income tax expense and deferred taxes recorded while we were a corporate entity.  The reversal of the deferred tax liabilities related to our cash flow hedges resulted in a $4.8 million income tax benefit for the year ended December 31, 2005, that was partially offset by income tax expense recognized by our taxable subsidiaries.  The $4.8 million recorded in “Other comprehensive income” is recognized as income tax expense as the hedges expire.

(c)          Includes a $3.7 million gain for changes in our retiree healthcare programs.

(d)         Includes $4.5 million of special project costs, of which $3.0 million is recorded in Corporate and Other and $1.5 million in Wood Products.

(e)          Includes $3.6 million of expense for the write-off of costs incurred in connection with the canceled initial public offering.

(f)            Represents the change in the fair value of interest rate swaps related to our amended and restated senior credit facilities.

(g)         Includes the write-off of $43.0 million of deferred financing costs resulting from the repayment of the Tranche B term loan.

(h)         EBITDA represents income before interest (interest expense, interest income, and changes in fair value of interest rate swaps), income taxes, and depreciation, amortization, and depletion.  The following table reconciles net income to EBITDA for the three months ended December 31, 2006 and 2005, and September 30, 2006:

	Three Months Ended
	December 31		September 30,
	2006	2005	2006
	(unaudited, in thousands)
Net income	$3,143	$42,623 (a)	$34,938
Interest expense	25,218	28,845	28,400
Interest income	(1,334)	(1,240)	(909)
Income tax provision (benefit) (b)	1,492	(36,331)	616
Depreciation, amortization, and depletion	40,921	33,433	39,274
EBITDA	$69,440	$67,330	$102,319

The following table reconciles net income to EBITDA for the years ended December 31, 2006 and 2005:

	Year Ended December 31
	2006		2005
	(in thousands)
Net income	$71,571	(c) (d)	$121,367	(a) (e)
Change in fair value of interest rate swaps	—		(9,886	) (f)
Interest expense	112,404		166,344	(g)
Interest income	(3,781)		(3,391)
Income tax provision (benefit) (b)	3,631		(2,089)
Depreciation, amortization, and depletion	155,311		128,826
EBITDA	$339,136		$401,171

Boise Cascade Holdings, L.L.C.
Consolidated Balance Sheets
 (in thousands)

	December 31
	2006	2005
ASSETS

Current
Cash and cash equivalents	$45,169	$88,171
Receivables
Trade, less allowances of $1,734 and $1,947	327,138	338,821
Related parties	37,986	43,010
Other	19,027	20,980
Inventories	640,826	633,783
Other	13,027	10,694
	1,083,173	1,135,459

Property
Property and equipment, net	1,462,315	1,497,054
Fiber farms and deposits	40,492	52,236
	1,502,807	1,549,290

Deferred financing costs	31,474	37,778
Goodwill	21,846	15,101
Intangible assets	37,507	31,804
Other assets	28,390	44,231
Total assets	$2,705,197	$2,813,663

Boise Cascade Holdings, L.L.C.
Consolidated Balance Sheets (continued)
(in thousands, except for equity units)

	December 31
	2006	2005
LIABILITIES AND CAPITAL

Current
Short-term borrowings	$3,200	$—
Accounts payable	341,201	383,207
Accrued liabilities
Compensation and benefits	93,287	106,289
Interest payable	11,847	10,630
Other	54,600	46,244
	504,135	546,370
Debt
Long-term debt	1,213,900	1,365,800
Note payable to related party, net	—	270,854
	1,213,900	1,636,654
Other
Compensation and benefits	111,676	121,269
Other long-term liabilities	36,642	31,937
	148,318	153,206

Redeemable equity units
Series B equity units – 17,107,889 units and 17,296,624 units outstanding	17,477	9,508
Series C equity units – 39,576,540 units and 32,173,830 units outstanding	6,434	2,904
	23,911	12,412
Commitments and contingent liabilities

Capital
Series A equity units – no par value; 66,000,000 units authorized and outstanding	78,290	39,885
Series B equity units – no par value; 550,000,000 units and 549,000,000 units authorized; 530,356,601 units and 530,356,601 units outstanding	724,988	417,601
Series C equity units – no par value; 44,000,000 units and 38,165,775 units authorized	11,655	7,535
Total capital	814,933	465,021

Total liabilities and capital	$2,705,197	$2,813,663

Boise Cascade Holdings, L.L.C.
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31
	2006	2005
Cash provided by (used for) operations
Net income	$71,571	$121,367
Items in net income not using (providing) cash
Depreciation, depletion, and amortization of deferred financing costs and other costs	157,312	178,677
Related-party interest expense	14,070	18,909
Deferred income taxes	968	(4,788)
Pension and other postretirement benefit expense	27,447	28,681
Gain on changes in retiree healthcare programs	(3,741)	(9,900)
Change in fair value of interest rate swaps	—	(9,886)
Management equity units expense	3,514	2,904
Loss on sales of assets	3,311	—
Other	2,990	2,365
Decrease (increase) in working capital, net of acquisitions
Receivables	23,558	(61,415)
Inventories	(4,813)	(38,942)
Accounts payable and accrued liabilities	(25,103)	95,897
Pension and other postretirement benefit payments	(20,736)	(11,073)
Current and deferred income taxes	4,385	(4,466)
Other	(1,055)	(1,591)
Cash provided by operations	253,678	306,739

Cash provided by (used for) investment
Expenditures for property and equipment	(153,524)	(170,282)
Acquisition of businesses and facilities	(42,609)	—
Sales of assets	43,487	18,536
Repayment of note receivable from related party, net	—	157,509
Other	1,908	3,654
Cash provided by (used for) investment	(150,738)	9,417

Cash provided by (used for) financing
Issuances of long-term debt	373,300	920,000
Payments of long-term debt	(525,200)	(1,534,200)
Note payable to related party, net	(283,847)	250,272
Tax distributions to members	(19,269)	(23,143)
Proceeds from changes to interest rate swaps	25,620	—
Capital contributions from members	280,366	—
Net repurchases of equity units	(89)	(746)
Other	3,177	(3,513)
Cash used for financing	(145,942)	(391,330)

Decrease in cash and cash equivalents	(43,002)	(75,174)

Balance at beginning of the year	88,171	163,345

Balance at end of the year	$45,169	$88,171